Exhibit 8.1

SUBSIDIARIES OF THE COMPANY

Wholly-owned subsidiaries, each of which is duly incorporated in the PRC:

•	Shenzhen Nepstar Pharmaceutical Electronic Technologies Ltd.
•	Shenzhen Nepstar Commerce Development Ltd.
•	Shenzhen Jinfu Logistics Service Co., Ltd.
•	Shenzhen Wisconsin Trading Development Co., Ltd.
•	Shenzhen Nepstar Pharmaceutical Co., Ltd.

Consolidated entities, each of which is duly incorporated in the PRC:

•	Shenzhen Nepstar Chain Co., Ltd.
•	Beijing Nepstar Huashi Drugstore Co., Ltd.
•	Beijing Nepstar Guangqumen Drugstore Co., Ltd.
•	Beijing Nepstar Tiyuguanlu Drugstore Co., Ltd.
•	Beijing Nepstar Shuangjing Drugstore Co., Ltd.
•	Beijing Nepstar Tongda Drugstore Co., Ltd.
•	Beijing Nepstar Hongda Drugstore Co., Ltd.
•	Beijing Nepstar Xingda Drugstore Co., Ltd.
•	Wuhan Nepstar Chain Co., Ltd.
•	Dalian Nepstar Chain Co., Ltd.
•	Shenyang Nepstar Chain Co., Ltd.
•	Hunan Nepstar Health Chain Co., Ltd.
•	Guangzhou Nepstar Chain Co., Ltd.
•	Jiangsu Nepstar Chain Co., Ltd.
•	Shandong Nepstar Chain Co., Ltd.
•	Shanghai Nepstar Chain Co., Ltd.
•	Sichuan Nepstar Chain Co., Ltd.
•	Hangzhou Nepstar Chain Co., Ltd.
•	Ningbo Nepstar Chain Co., Ltd.
•	Tianjin Nepstar Chain Co., Ltd.
•	Qingdao Nepstar Chain Co., Ltd.
•	Fuzhou Nepstar Chain Co., Ltd.
•	Shenzhen Nepstar E-Commerce Co., Ltd.
•	Shenzhen Nepstar Information and Technology Service Co., Ltd.
•	Shenzhen Nepstar Management Consulting Co., Ltd.